Exhibit 14.1

PricewaterhouseCoopers LLP
1 Embankment Place
London WC2N 6RH
Telephone +44 (0) 20 7583 5000
Facsimile +44 (0) 20 7822 4652

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-12836 and 333-11722) of BG Group plc of our report dated March 5, 2004 relating to the consolidated financial statements, which appears in the BG Group plc Annual Report and Accounts 2003, which is incorporated in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
London, England
April 7, 2004